Exhibit 99.1

ALBUQUERQUE, N.M.
May 9, 2025

TXNM Energy Reports First Quarter 2025 Results

•2025 first quarter GAAP earnings of $0.10 per diluted share
•2025 first quarter ongoing earnings of $0.19 per diluted share
•2025 ongoing earnings guidance range of $2.74 - $2.84 per diluted share affirmed
•Long-term earnings per share growth target of 7% to 9%

TXNM Energy (In millions, except EPS)

	Q1 2025	Q1 2024
GAAP net earnings attributable to TXNM Energy	$8.9	$47.2
GAAP diluted EPS	$0.10	$0.52
Ongoing net earnings	$18.1	$37.0
Ongoing diluted EPS	$0.19	$0.41

TXNM Energy (NYSE: TXNM) today released its 2025 first quarter results. In addition, management affirmed its 2025 consolidated ongoing earnings guidance range of $2.74 to $2.84 per diluted share and maintained its long-term earnings growth target of 7% to 9%.

“Earnings results in the first quarter are on track with full year expectations,” said Pat Collawn, TXNM Energy Chair and CEO. “TNMP reflects another quarter of strong growth and capital recovery, and PNM's unopposed rate case stipulation continues to move through the regulatory approval process. We will continue to prioritize our customers' needs across Texas and New Mexico as we focus on executing our long-term investment plans.”

SEGMENT REPORTING OF 2025 FIRST QUARTER EARNINGS

•PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

•TNMP – an electric transmission and distribution utility in Texas.

•Corporate and Other – reflects the TXNM Energy holding company and other subsidiaries.

EPS Results by Segment

	GAAP Diluted EPS		Ongoing Diluted EPS
	Q1 2025	Q1 2024	Q1 2025	Q1 2024
PNM	$0.01	$0.46	$0.09	$0.38
TNMP	$0.24	$0.16	$0.24	$0.16
Corporate and Other	($0.15)	($0.10)	($0.14)	($0.13)

Consolidated TXNM Energy	$0.10	$0.52	$0.19	$0.41

Net changes to GAAP and ongoing earnings in the first quarter of 2025 compared to the first quarter of 2024 include:

•PNM: Higher retail load, partially offset by lower weather-related usage, was more than offset by lower transmission margins due to market prices, the timing of excess deferred income taxes, increased insurance premiums, the timing of plant outages, higher depreciation, property tax and interest expense associated with new capital investments, and increased demand charges from energy storage agreements added in late 2024.

•TNMP: Rate recovery through and Distribution Cost Recovery Factor (DCRF) and Transmission Cost of Service (TCOS) rate mechanisms and higher retail load including weather-related usage were partially offset by depreciation, property tax and interest expense associated with new capital investments.

•Corporate and Other: Interest expense from holding company debt increased.

GAAP and ongoing earnings per share were reduced in the first quarter of 2025 by additional shares issued in December 2024.

In addition, GAAP earnings in the first quarter of 2025 included $8.2 million of net unrealized losses on investment securities compared to $12.2 million of net unrealized gains in the first quarter of 2024. GAAP earnings in the first quarter of 2024 included $4.5 million of PNM regulatory disallowances.

Additional materials with information on quarterly results are available at
https://www.txnmenergy.com/investors/financial-information/quarterly-reports/2025.aspx.

FIRST QUARTER CONFERENCE CALL: 11 A.M. EASTERN FRIDAY, MAY 9

TXNM Energy will discuss these items during a live conference call and webcast on Friday, May 9th at 11 a.m. Eastern. Speaking on the call will be Pat Collawn, TXNM Energy Chair and Chief Executive Officer, Don Tarry, TXNM Energy President and Chief Operating Officer, and Lisa Eden, TXNM Energy Senior Vice President and Chief Financial Officer.

The conference call will be simultaneously broadcast and archived on our website at https://www.txnmenergy.com/investors/events-and-presentations. Listeners are encouraged to visit the website at least 30 minutes before the event to register, download and install any necessary audio software.

Investors and analysts can participate in the live conference call by pre-registering using the following link: https://dpregister.com/sreg/10198805/feecb0eb77. Telephone participants who are unable to pre-register may participate in the live conference call by dialing (877) 276-8648 or (412) 317-5474 fifteen minutes prior to the event and asking to join the TXNM Energy call.

Background:
TXNM Energy (NYSE: TXNM), an energy holding company based in Albuquerque, New Mexico, delivers energy to more than 800,000 homes and businesses across Texas and New Mexico through its regulated utilities, TNMP and PNM. For more information, visit the company's website at www.TXNMEnergy.com.

CONTACTS:
Analysts                        Media
Lisa Goodman                        Corporate Communications
(505) 241-2160                    (505) 241-2743

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release for TXNM Energy, Inc. (“TXNM”), Public Service Company of New Mexico (“PNM”), or Texas-New Mexico Power Company (“TNMP”) (collectively, the “Company”) that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies, including the unaudited financial results and earnings guidance, are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and apply only as of the date of this report. TXNM, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, TXNM, PNM, and TNMP caution readers not to place undue reliance on these statements. TXNM's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K, Form 10-Q filings and the information included in the Company’s Forms 8-K with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

Non-GAAP Financial Measures
GAAP refers to generally accepted accounting principles in the U.S. Ongoing earnings is a non-GAAP financial measure that excludes the impact of net unrealized mark-to-market gains and losses on economic hedges, the net change in unrealized gains and losses on investment securities, pension expense related to previously disposed of gas distribution business, and certain non-recurring, infrequent, and other items that are not indicative of fundamental changes in the earnings capacity of the Company's operations. The Company uses ongoing earnings and ongoing earnings per diluted share to evaluate the operations of the Company and to establish goals, including those used for certain aspects of incentive compensation, for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with GAAP. The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Since the future differences between GAAP and ongoing earnings are frequently outside the control of the Company, management is generally not able to estimate the impact of the reconciling items between forecasted GAAP net earnings and ongoing earnings guidance, nor their probable impact on GAAP net earnings without unreasonable effort, therefore, management is generally not able to provide a corresponding GAAP equivalent for ongoing earnings guidance. Reconciliations between GAAP and ongoing earnings are contained in schedules 1-2.

TXNM Energy, Inc. and Subsidiaries
Schedule 1
Reconciliation of GAAP to Ongoing Earnings
(Unaudited)

	PNM	TNMP	Corporate and Other	TXNM Consolidated
	(in thousands)
Three Months Ended March 31, 2025
GAAP Net Earnings (Loss) Attributable to TXNM	$945	$22,283	$(14,305)	$8,923
Adjusting items before income tax effects:
Net change in unrealized (gains) and losses on investment securities2a	8,233	—	—	8,233
Pension expense related to previously disposed of gas distribution business2c	784	—	—	784
Merger related costs2d	—	—	140	140
Process improvement initiatives2e	216	—	1,474	1,690
Total adjustments before income tax effects	9,233	—	1,614	10,847
Income tax impact of above adjustments[1]	(2,345)	—	(410)	(2,755)
Timing of statutory and effective tax rates on non-recurring items[5]	1,085	(59)	85	1,111
Total income tax impacts[4]	(1,260)	(59)	(325)	(1,644)
Adjusting items, net of income taxes	7,973	(59)	1,289	9,203
Ongoing Earnings (Loss)	$8,918	$22,224	$(13,016)	$18,126

Three Months Ended March 31, 2024
GAAP Net Earnings (Loss) Attributable to TXNM	$41,920	$14,583	$(9,313)	$47,190
Adjusting items before income tax effects:
Net change in unrealized (gains) and losses on investment securities2a	(12,231)	—	—	(12,231)
Regulatory disallowances2b	4,459	—	—	4,459
Pension expense related to previously disposed of gas distribution business2c	433	—	—	433
Merger related costs2d	3	4	851	858
Sale of NMRD[3]	—	—	15,097	15,097
Total adjustments before income tax effects	(7,336)	4	15,948	8,616
Income tax impact of above adjustments[1]	1,863	(1)	(4,051)	(2,189)
Sale of NMRD[3]	—	—	(15,712)	(15,712)
Timing of statutory and effective tax rates on non-recurring items[6]	(1,625)	83	593	(949)
Total income tax impacts[4]	238	82	(19,170)	(18,850)
Adjusting items, net of income taxes	(7,098)	86	(3,222)	(10,234)
Ongoing Earnings (Loss)	$34,822	$14,669	$(12,535)	$36,956

[1] Tax effects calculated using a tax rate of 21.0% for TNMP and 25.4% for other segments
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statements of Earnings as follows:
[a] Changes in "Gains (losses) on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Increase in "Regulatory disallowances"
[c] Increases in "Other (deductions)"
[d] Increases in "Administrative and general"
[e] Increases in "Administrative and general" of $1.5 million at Corporate and Other and less than $0.1 million at PNM, increases in "Energy production costs" of $0.1 million at PNM, and increases in "Transmission and Distribution costs" of less than $0.1 million at PNM

[3] Net gain of $4.4 million on the sale of NMRD: Increase in "Other (deductions)" of $15.1 million, decrease in "Income Taxes (Benefits)" of $3.8 million for federal income tax and a decrease in "Income Taxes (Benefits)" of $15.7 million for investment tax credits

[4] Increases (decreases) in "Income Taxes (Benefits)"
[5] Income tax timing impacts resulting from differences between the statutory rates of 25.4% for PNM, 21.0% for TNMP and the average expected statutory tax rate of 22.7% for TXNM, and the GAAP anticipated effective tax rates of 10.4% for PNM, 20.2% for TNMP, and 12.3% for TXNM, which will reverse by year end

[6] Income tax timing impacts resulting from differences between the statutory rates of 25.4% for PNM, 21.0% for TNMP and the average expected statutory tax rate of 23.3% for TXNM, and the GAAP anticipated effective tax rates of 13.1% for PNM, 20.7% for TNMP, and 14.6% for TXNM, which will reverse by year end

TXNM Energy, Inc. and Subsidiaries
Schedule 2
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Unaudited)

	PNM	TNMP	Corporate and Other	TXNM Consolidated
	(per diluted share)
Three Months Ended March 31, 2025
GAAP Net Earnings (Loss) Attributable to TXNM	$0.01	$0.24	$(0.15)	$0.10
Adjusting items, net of income tax effects:
Net change in unrealized (gains) and losses on investment securities	0.07	—	—	0.07
Process improvement initiatives	—	—	0.01	0.01
Timing of statutory and effective tax rates on non-recurring items	0.01	—	—	0.01
Total Adjustments	0.08	—	0.01	0.09
Ongoing Earnings (Loss)	$0.09	$0.24	$(0.14)	$0.19
Average Diluted Shares Outstanding: 93,179,447

Three Months Ended March 31, 2024
GAAP Net Earnings (Loss) Attributable to TXNM	$0.46	$0.16	$(0.10)	$0.52
Adjusting items, net of income tax effects:
Net change in unrealized (gains) and losses on investment securities	(0.10)	—	—	(0.10)
Sale of NMRD	—	—	(0.05)	(0.05)
Regulatory disallowances	0.04	—	—	0.04
Merger related costs	—	—	0.01	0.01
Timing of statutory and effective tax rates on non-recurring items	(0.02)	—	0.01	(0.01)
Total Adjustments	(0.08)	—	(0.03)	(0.11)
Ongoing Earnings (Loss)	$0.38	$0.16	$(0.13)	$0.41
Average Diluted Shares Outstanding: 90,513,888

TXNM Energy, Inc. and Subsidiaries
Schedule 3
Condensed Consolidated Statements of Earnings
(Unaudited)

	Three Months Ended March 31,
	2025	2024
	(In thousands, except per share amounts)

Electric Operating Revenues	$482,792	$436,877
Operating Expenses:
Cost of energy	169,182	132,304
Administrative and general	60,769	55,427
Energy production costs	24,546	22,212
Regulatory disallowances	—	4,459
Depreciation and amortization	104,551	93,187
Transmission and distribution costs	25,505	22,764
Taxes other than income taxes	26,350	25,934
Total operating expenses	410,903	356,287
Operating income	71,889	80,590
Other Income and Deductions:
Interest income	4,247	4,580
Gains (losses) on investment securities	(1,241)	17,998
Other income	4,729	4,911
Other (deductions)	(2,258)	(16,522)
Net other income and deductions	5,477	10,967
Interest Charges	63,551	53,762
Earnings before Income Taxes	13,815	37,795
Income Taxes (Benefits)	1,018	(12,571)
Net Earnings	12,797	50,366
(Earnings) Attributable to Valencia Non-controlling Interest	(3,742)	(3,044)
Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)
Net Earnings Attributable to TXNM	$8,923	$47,190
Net Earnings Attributable to TXNM per Common Share:
Basic	$0.10	$0.52
Diluted	$0.10	$0.52
Dividends Declared per Common Share	$0.4075	$0.3875